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                                                                    EXHIBIT 5.1


                                      December 30, 1996



Tyco International Ltd
One Tyco Park
Exeter, New Hampshire 03833

Re:  Tyco International Ltd. Retirement Savings and Investment Plans II, III,
     & IV

Dear Sirs:

     I am General Counsel of Tyco International Ltd., a Massachusetts corporation (the "Company"). I refer to the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of Common Stock, par value $.50 per share (the "Shares"), of the Company which may be issued under the Tyco International Ltd. Retirement Savings and Investment Plans (the "Plans").

     I have advised the Company in connection with the registration of the Shares under the Act. I have examined the Plans; the Restated Articles of Organization and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as I deemed relevant; the Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, records and documents as I considered necessary for the purposes of this opinion. I have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

     Based upon the foregoing, I am of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plans, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock. My opinion assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     I am an attorney admitted to practice in the Commonwealth of Massachusetts and the State of New York. I express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the Commonwealth of Massachusetts, and the State of New York.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein. I am delivering this opinion to the Company, and no other person other than the Company may rely on it.


                                       Very truly yours,


                                       /s/ M. Brian Moroze
                                       ---------------------------------------
                                       M. Brian Moroze
                                       General Counsel and Assistant Secretary